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                                                                       EXHIBIT 5

                       [LETTERHEAD OF ALSTON & BIRD LLP]



                              September 12, 2000


CytRx Corporation
154 Technology Parkway
Norcross, Georgia 30092


     Re: Form S-3 Registration Statement - Resale of Stock on Behalf of Selling Stockholders

Ladies and Gentlemen:

     We have acted as counsel to CytRx Corporation, a Delaware corporation (the "Company"), in connection with the above referenced Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 850,000 shares (the "Shares") of the Company's common stock, $.001 par value ("Common Stock"), which are being offered for the account of the selling stockholders specified therein. The Company will not receive any proceeds from the sale of the Shares. The opinion hereinafter set forth is given to the Commission at the request of the Company pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the Law of the State of Delaware.

     Furthermore, in conducting our examination, we assumed that with respect to the issuance of the Shares issuable upon exercise of the Warrants in accordance with the Warrant Agreements (the "Underlying Shares"), the Company shall have sufficient authorized and unissued shares of common stock available at the time of such issuance; that any required consideration to be received for the issuance of the Underlying Shares will be paid in accordance with the current terms of such agreements and the current terms of the resolutions of the Board of Directors authorizing the issuance of the Underlying Shares; that the statements made in such agreements, including without limitation, the representations and warranties, are true and correct; and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporations Law in effect at the time of issuance of any of the Underlying Shares will not differ in any relevant respect from the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporations Law in effect as of the date of this opinion.

     Based upon the foregoing it is our opinion that the Shares are or will be upon issuance by the Company, legally and validly issued, fully paid and nonassessable.


                       [LETTERHEAD OF ALSTON & BIRD LLP]
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CytRx Corporation
September 12, 2000
Page 2

     This opinion letter is provided to you for your benefit and for the benefit of the Commission solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                    Sincerely,

                                    ALSTON & BIRD LLP


                                    By: /s/ Steven L. Pottle
                                        --------------------
                                        Steven L. Pottle
                                        a Partner